EXHIBIT 23.1 - CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors

Broadband International Wireless

12304 North Interstate Drive

Norman, OK 73072

We consent to the use of our report incorporated herein by reference in the registration statement.

/s/ James R. Bonzo

James R. Bonzo, C.P.A.

Las Vegas, Nevada

September 26, 2003